Exhibit 99.1

Nuvectis Pharma, Inc. Reports Third Quarter 2023 Financial Results and Business Highlights

•	Phase 1b Study of NXP800 in Patients with Platinum Resistant, ARID1a-Mutated Ovarian Carcinoma is Ongoing

•	Initiated the Phase 1a Dose Escalation Study of NXP900 in Patients with Advanced Solid Tumors

•	NXP800 Granted Orphan Drug Designation for the Treatment of Cholangiocarcinoma

•	NXP800 Phase 1a and Preclinical Data Presentations for NXP800 and NXP900 at Key Medical Conferences

November 8, 2023, Fort Lee, NJ - Nuvectis Pharma, Inc (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today reported its financial results for the third quarter 2023 and provided an update on recent business progress.

Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis, commented, "In the third quarter we continued to advance the development programs of NXP800 and NXP900. The NXP800 Phase 1b study in platinum resistant, ARID1a-mutated ovarian carcinoma, a disease of unmet medical need, continues and we expect to report preliminary data from the study in 1Q 2024. In addition, the Food and Drug Administration (“FDA”) granted NXP800 Orphan Drug Designation for the treatment of Cholangiocarcinoma, another deadly disease of unmet need." Mr. Bentsur continued, "For NXP900, we initiated the dose escalation part of our Phase 1 study in patients with advanced solid tumors and published additional preclinical data highlighting the potential of NXP900 to treat tumors of squamous cell origin, including those with HIPPO pathway mutations." Mr. Bentsur concluded, "Finally, we continue to be judicious with our financial resources and ended the quarter with approximately $22.1 million, which we expect will allow us to meet important milestones for both clinical programs and provide working capital into 1H 2025."

Third Quarter 2023 Financial Results

Cash, cash equivalents, and short-term investments were $22.1 million as of September 30, 2023, compared to $20.0 million as of December 31, 2022. The increase of $2.1 million was primarily a result of the exercise of warrants from the July 2022 private investment in public equity (“PIPE”) transaction.

The Company's net loss was $5.9 million for the three months ended September 30, 2023, compared to $5.9 million for the three months ended September 30, 2022. The net loss included $1.1 million in non-cash expenses related to stock-based compensation, $0.8 million in one-time development costs in connection with NXP800, and $0.5 million in a one-time milestone payment associated with NXP900.

Research and development expenses were $4.5 million for the three months ended September 30, 2023, compared to $4.5 million for the three months ended September 30, 2022.

General and administrative expenses were $1.7 million for the three months ended September 30, 2023, compared to $1.4 million for the three months ended September 30, 2022.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. The Company is currently developing two drug candidates, NXP800 and NXP900. NXP800 is an oral small molecule currently in a Phase 1b clinical trial investigating its potential to treat platinum resistant, ARID1a-mutated ovarian carcinoma. The FDA granted Fast Track Designation to the NXP800 development program in platinum resistant, ARID1a-mutated ovarian carcinoma, and Orphan Drug Designation for the treatment of cholangiocarcinoma. NXP900 is an oral small molecule SRC/YES1 kinase family (SFK) inhibitor currently in a Phase 1a dose escalation clinical trial.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," "set to," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations, estimates, and projections about future events and trends that we believe may affect our business, financial condition, results and timing of operations, including clinical trials, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements regarding the preclinical data generated to date for NXP800 and NXP900, and the safety and tolerability data from the NXP800 Phase 1a study and the clinical expectations for NXP800 and NXP900, including the safety, tolerability and efficacy from and timing of the NXP800 Phase 1b and the NXP900 Phase 1 dose-escalation studies. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled "Risk Factors" in our 2022 Form 10-K filed with the Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Ron Bentsur

Chairman, Chief Executive Officer and President

201-614-3151

rbentsur@nuvectis.com

Media Relations Contact:

Christopher M. Calabrese

LifeSci Advisors

Tel: 917-680-5608

ccalabrese@lifesciadvisors.com

NUVECTIS PHARMA, INC.

CONDENSED BALANCE SHEETS

(USD in thousands, except per share and share amounts)

(unaudited)

	September 30,	December 31,
	2023	2022
Assets
CURRENT ASSETS:
Cash and cash equivalents	$22,059	$19,993
Other current assets	203	412
TOTAL CURRENT ASSETS	22,262	20,405

TOTAL ASSETS	$22,262	$20,405

Liabilities and Stockholders’ Equity

CURRENT LIABILITIES
Accounts payables	$3,492	$2,910
Payable offering costs	—	450
Accrued liabilities	158	445
Employee compensation and benefits	1,926	2,381
TOTAL CURRENT LIABILITIES	5,576	6,186
TOTAL LIABILITIES	5,576	6,186

COMMITMENTS AND CONTINGENCIES, see Note 3

STOCKHOLDERS’ EQUITY: see Note 4
Common Stock, $0.00001 par value – 60,000,000 shares authorized as of September 30, 2023, and December 31, 2022, 17,236,113, and 15,190,720 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	*	*
Additional paid in capital	64,309	46,204
Accumulated deficit	(47,623)	(31,985)
TOTAL STOCKHOLDERS’ EQUITY	16,686	14,219
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,262	$20,405

*	Represents an amount lower than $1,000 USD.

NUVECTIS PHARMA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(USD in thousands, except per share and share amounts)

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
OPERATING EXPENSES:
Research and development	$4,486	$4,520	$11,115	$8,830
General and administrative	1,672	1,418	4,916	3,626

OPERATING LOSS	(6,158)	(5,938)	(16,031)	(12,456)
Finance income	277	61	393	67

NET LOSS	$(5,881)	$(5,877)	$(15,638)	$(12,389)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(5,881)	$(5,877)	$(15,638)	$(12,389)
BASIC AND DILUTED NET LOSS PER COMMON STOCK OUTSTANDING, see Note 6	$(0.37)	$(0.42)	$(1.02)	$(1.03)
Basic and diluted weighted average number of common stock outstanding	16,104,446	14,050,271	15,341,685	11,988,770